UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2011

OPKO Health, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33528	75-2402409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd

Miami, Florida 33137

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 575-4100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.	Completion of Acquisition or Disposition of Assets.

On October 11, 2011, OPKO Health, Inc. (the “Company”) completed the sale of its ophthalmic instrumentation business to Optos plc, a company incorporated in Scotland, and Optos Inc., a wholly-owned subsidiary of Optos. The Company received $17.5 million in cash at closing, and will receive future royalties on instrumentation product sales commencing on the second anniversary of the closing up to a maximum aggregate royalty amount of $22.5 million.

ITEM 7.01.	Regulation FD Disclosure.

On October 12, 2011, the Company issued a press release announcing the closing of the sale of its ophthalmic instrumentation business. The press release is furnished as Exhibit 99.1 hereto.

The information provided in Item 7.01 of this Current Report on Form 8-K and in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of the Company, dated October 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

By	/s/ Rao Uppaluri
Name:	Rao Uppaluri
Title:	Senior Vice President and Chief Financial Officer

Date October 11, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company, dated October 12, 2011